Exhibit 99.4

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors

Healthcare Realty Trust Incorporated

3310 West End Avenue

Nashville, Tennessee 37203

RE:    Joint Proxy Statement / Prospectus, which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Healthcare Trust of America, Inc. (“HTA”), relating to the proposed transaction between HTA and Healthcare Realty Trust Incorporated (“HR”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated February 27, 2022 to the Board of Directors of HR as Annex C to the Joint Proxy Statement / Prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and to the references to our firm and such opinion letter under the headings “Summary—Opinions of Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—HR’s Reasons for the Merger; Recommendation of the HR Board,” and “The Merger—Opinion of HR Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.

May 2, 2022